EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
We consent to the incorporation by reference in the Registration Statement (Form S-8 File Number 333-86876) pertaining to the United Community Banks, Inc. of our report dated June 27, 2007, with respect to the financial statements of the United Community Banks, Inc. Profit Sharing Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2006.
/s/ Porter Keadle Moore, LLP
Atlanta, Georgia
June 29, 2007

11